                                                                    EXHIBIT 10.1

      "***" - Confidential portions of this Agreement have been omitted and filed separately with the Securities and Exchange Commission under a
          Confidential Treatment Request, pursuant to Rule 24b-2 of the
                   Securities Exchange Act of 1934, as amended

                             SALES AGENCY AGREEMENT

                  THIS SALES AGENCY AGREEMENT (the "Agreement") is made effective as of March 10, 2002 (the "Effective Date"), between DIRECTV, Inc., a California corporation ("DIRECTV"), and Nucentrix Broadband Networks, Inc. f/k/a Heartland Wireless Communications, Inc., a Delaware corporation ("Nucentrix"), with reference to the following:

                  A. DIRECTV operates a direct broadcast satellite service ("DBS Service") through which consumers may receive video, audio and other programming using specialized satellite receiving equipment ("DIRECTV System").

                  B. Nucentrix, among other things, is an operator of an MMDS video services.

                  C. The parties are interested in developing and marketing a conversion program whereby MMDS customers of Nucentrix may convert their multi-channel video programming service to DIRECTV's programming service.

                  D. Nucentrix wishes to act as one of DIRECTV's commissioned sales agents for its DBS Service and to solicit its MMDS customers to order certain DIRECTV programming packages and services which are identified in EXHIBIT A attached hereto, as the same may be amended from time to time ("DIRECTV Programming Packages").

                  NOW, THEREFORE, the parties hereby agree as follows:

         1. DEFINITIONS.

                  1.1 "Consumer Offers" shall mean conversion offers extended to Eligible MMDS Subscribers (as defined below) which offer consists of (a) a single room DIRECTV System with a "standard professional installation" therefor (as outlined in SCHEDULE 1) "***" when such Eligible MMDS Subscriber executes the Annual Programming Commitment Agreement attached hereto as SCHEDULE 2 (the "Single-Room Offer"); or (b) a two-room DIRECTV System bundle (i.e., two DIRECTV Receivers, two remote controls, one satellite dish and a dual LNB) with a "standard professional installation" therefor (as outlined in SCHEDULE 1) "***" when such Eligible MMDS Subscriber executes the Annual Programming Commitment Agreement (the "Two-Room Offer"). Notwithstanding the foregoing, the terms of the Consumer Offers may be amended by the mutual agreement of the parties. The Consumer Offers described herein may not be combined with any other DIRECTV consumer offers or otherwise without the prior written approval of DIRECTV, which approval may be withheld by DIRECTV in its sole discretion.

                  1.2 "Conversion Program" shall mean the conversion of Eligible Subscribers to DIRECTV's programming service as contemplated in this Agreement.

                  1.3 "Converted Subscriber" shall mean an Eligible MMDS Subscriber (a) from whom, pursuant to this Agreement, Nucentrix takes the initial Order for a DIRECTV Programming Package, and (b) who activates and commits to subscriber to a DIRECTV Programming Package.

                  1.4 "DIRECTV Accounting Month" shall mean the period from the 29th day of a given month (except in March, in which case it shall be the 1st day of March, except during a leap year) through the 28th day of the following month.

                  1.5 "Eligible MMDS Subscriber" shall mean an existing single-family residential MMDS subscriber of Nucentrix in the Territory (a) who is not or has not been a DIRECTV subscriber and (b) whose MMDS service account is in good standing. For purposes of determining the Eligible MMDS Subscribers in each market in the Conversion Program, Nucentrix shall compile a list of existing single family MMDS subscribers who satisfy the requirements established by the parties under Section 1.5(b) (each, a "Nucentrix Customer List"). Upon receipt of each such Customer List, DIRECTV shall determine, in its reasonable discretion and in accordance with then-current internal practice, whether a subscriber satisfies the requirement under Section 1.5(a).

                  1.6 "Order" shall mean an order for any DIRECTV Programming Package which (a) Nucentrix solicits and takes for any DIRECTV Programming Package from an Eligible MMDS Subscriber; and (b) Nucentrix transmits directly to DIRECTV in accordance with the terms of this Agreement, and DIRECTV accepts in its sole reasonable discretion and as provided in Section 5.1.

                  1.7 "Territory" shall mean the contiguous United States, excluding certain areas serviced by the National Rural Telecommunications Cooperative ("NRTC"). Attached as EXHIBIT C is a map indicating the NRTC Territories.

         2. APPOINTMENT OF NUCENTRIX.

                  2.1 APPOINTMENT. DIRECTV hereby appoints Nucentrix as its sales agent to solicit sales of, and take orders for, the DIRECTV Programming Packages solely from Eligible MMDS Subscribers within the Territory, on the terms and conditions contained herein. Nucentrix may not solicit subscriptions for DIRECTV Programming Packages from any other individuals or entities, except as otherwise permitted under other agreements between the parties. Nucentrix may solicit sales of, and take orders only for, the DIRECTV Programming Packages identified in EXHIBIT A attached hereto, as such may be amended in accordance with this Agreement, and not any other programming packages or services DIRECTV may offer. DIRECTV may amend the list of DIRECTV Programming Packages from time to time on written notice to Nucentrix. Nucentrix hereby accepts such appointment and shall use its commercially reasonable efforts to convert Eligible MMDS Subscribers to DIRECTV's programming service and to promote and enhance DIRECTV's business, reputation and goodwill.

                  2.2 NO EXCLUSIVITY REQUIRED OF DIRECTV. DIRECTV may itself solicit sales of, and take orders for DIRECTV Programming Packages from consumers (including Eligible MMDS Subscribers), either directly, indirectly, or in conjunction with any third party, and may authorize parties other than Nucentrix, to act as sales agents to solicit subscriptions for DIRECTV Programming Packages, for any compensation and upon any other terms as DIRECTV may determine in its discretion. Such compensation and terms may differ from those provided Nucentrix in this Agreement. Nucentrix acknowledges that DIRECTV and such other parties may compete with Nucentrix.

                  2.3 LIMITED EXCLUSIVITY REQUIRED OF NUCENTRIX. During the Term of this Agreement, Nucentrix shall not, directly or indirectly, promote, advertise, market, offer or engage in a conversion program which is intended to convert single-family residential MMDS subscribers to another multi-channel video programming provider's service (the "Exclusive Obligations"). Within sixty
(60) days of execution of this Agreement, the parties agree to discuss the potential conversion of multi-dwelling unit subscribers and commercial subscribers to DIRECTV's programming services. Notwithstanding the foregoing, nothing herein shall preclude or prohibit Nucentrix from entering into an agreement with the NRTC or its members/affiliates in connection with a conversion program in the territories served by the NRTC. In addition, nothing herein shall prohibit Nucentrix from assigning, selling or transferring its customer list or other assets related thereto to AOL Time Warner as long as Nucentrix does not promote, advertise, market or offer the multi-channel video programming services of AOL Time Warner.

         3. NUCENTRIX'S GENERAL OBLIGATIONS.

                  3.1 TRAINING. DIRECTV shall provide training and training materials regarding its DBS Service to Nucentrix's training personnel, as DIRECTV reasonably deems necessary. Nucentrix shall train its own employees to the satisfaction of DIRECTV. DIRECTV may require Nucentrix's employees to attend supplementary training classes from time to time. Nucentrix shall be responsible for all expenses and compensation of its employees during such training.

                  3.2 SALES PERSONNEL. Nucentrix may allow only its employees (and not any independent contractors, sub-agents or other parties) to solicit, take or deliver any orders for DIRECTV Programming Packages from Eligible MMDS Subscribers, except with DIRECTV's prior written consent, which may be withheld in DIRECTV's discretion.

                  3.3 STANDARD POLICIES. Nucentrix shall comply with the standard policies and procedures DIRECTV may promulgate for its sales agents in written notices, guidelines, and bulletins, as the same may be amended from time to time (collectively "Policies"). The Policies shall be an integral part of this Agreement but may not impair any of Nucentrix's rights granted herein.

                  3.4 STANDARD OF CONDUCT. In all of its activities as a sales agent for DIRECTV under the Conversion Program, Nucentrix shall conduct itself in a commercially reputable and ethical manner, shall comply with all applicable laws, and shall engage in no deceptive sales practice or other practice which impugns DIRECTV's commercial reputation and goodwill.

                  3.5 COLLECTION AND ADMINISTRATION OF ANNUAL PROGRAMMING COMMITMENT AGREEMENTS. For each and every Converted Subscriber who accepts one of the Consumer Offers, Nucentrix shall perform the following:

                           (a) Explain the terms and conditions of the Annual
Programming Commitment Agreement required by DIRECTV as described in SCHEDULE 2 attached hereto and in other materials provided by DIRECTV from time to time;

                           (b) Cause the Eligible MMDS Subscriber to complete
and execute the Annual Programming Commitment Agreement;

                           (c) Verify and validate the accuracy of the
information provided by the Eligible MMDS Subscriber in the Annual Programming Commitment Agreement;

                           (d) Complete the dealer portion of the Annual
Programming Commitment Agreement;

                           (e) Provide a completed and executed copy of the
Annual Programming Commitment Agreement to the Eligible MMDS Subscriber;

                           (f) Maintain a completed and executed copy of the
Annual Programming Commitment Agreement;

                           (g) When submitting an Order, as defined herein, for
a DIRECTV Programming Package in accordance with the Order procedures, indicate and notify DIRECTV, in accordance with the procedures prescribed by DIRECTV, that a customer has executed and agreed to the Annual Programming Commitment Agreement; and

                           (h) Upon request by DIRECTV, provide the completed
and executed copy of the Annual Programming Commitment Agreement.

                  3.6 BOOKS AND RECORDS. Each party shall provide the other party with accounting support and all information necessary to support subscriber requests and to verify such party's compliance with the terms of this Agreement. Each party shall maintain accurate records of all matters that relate to such party's obligations under this Agreement in accordance with generally accepted accounting principles and practices uniformly and consistently applied in a format that will permit audit. Each party shall retain such records for a period of at least three (3) years from the date of final payment. To the extent that the records may be relevant in determining whether a party is complying with its obligations hereunder, the other party and its authorized representatives shall have access to the records for inspection and audit at all reasonable times during normal business hours.

         4. RATES AND TERMS OF SERVICES.

                  4.1 RATES. DIRECTV may determine the content, pricing, terms, and conditions of its Programming Packages in its discretion. Nucentrix shall not represent that DIRECTV Programming Packages may be obtained on any different terms or rates, shall not impose additional or different terms and shall not offer Eligible MMDS Subscribers any discount, rebate, or other material benefits in consideration for subscribing to them, except as expressly set forth herein or otherwise authorized by DIRECTV in writing.

                  4.2 CHANGES. DIRECTV may change the content, pricing, terms, conditions, and availability of its Programming Packages from time to time in its discretion. DIRECTV shall notify Nucentrix of such changes as soon as practicable and shall use commercially reasonable efforts to provide Nucentrix no less than thirty (30) days prior notice (or such lesser period of time as may be available to DIRECTV) of any price and programming content changes. Nucentrix shall promptly replace point of sale materials as necessary.

                  4.3 MISREPRESENTATIONS. If Nucentrix misrepresents or fails to fully disclose any prices or other terms of DIRECTV Programming Packages to any customer, it shall reimburse DIRECTV any amount which DIRECTV is compelled, or in its reasonable judgment according to its standard practices decides, to pay or credit the customer in compensation for such misrepresentation. In addition, DIRECTV shall be entitled, after written notice to Nucentrix, to offset any such payment or credit by DIRECTV to customers as a result of Nucentrix's misrepresentations or omissions against any amounts owed to Nucentrix by DIRECTV.

         5. ORDERS FOR SERVICE.

                  5.1 ORDER PROCEDURES. Nucentrix shall comply with the procedures set forth in EXHIBIT B attached hereto, as the same may be amended by DIRECTV from time to time upon written notice, regarding the receipt and delivery of orders for DIRECTV Programming Packages. All Orders shall be subject to acceptance or rejection by DIRECTV in its discretion.

                  5.2 NO FINANCING OR COLLECTION OF FEES. Nucentrix shall not provide financing for DIRECTV Programming Packages or collect fees for DIRECTV Programming Packages or other money due to DIRECTV from Converted Subscribers, and all such fees shall be billed directly to the Converted Subscriber by DIRECTV, unless otherwise approved in writing by DIRECTV. Failure to comply with the provisions of this Section 5.2 shall be deemed a material breach by Nucentrix that is incurable, and shall entitle DIRECTV to immediately terminate this Agreement as set forth in Section 14.2.

         6. MARKETING.

                  6.1 MARKETING ACTIVITIES. From time to time during the Conversion Period, the parties shall cooperate in the development and implementation of marketing activities as agreed to by the parties in connection with the Conversion Program as contemplated herein. Nucentrix shall be solely responsible for the costs (other than the internal costs incurred by the parties) associated with the sales and marketing activities conducted by the parties in connection with the Conversion Program. Any and all advertising and marketing materials shall be subject to DIRECTV's prior approval. No approval shall limit Nucentrix's obligation to comply with applicable law or be deemed an endorsement of any advertising content except as it relates to DIRECTV's DBS Service.

                  6.2 NON-SOLICITATION. Nucentrix shall not market, advertise or otherwise promote the Conversion Program or the Consumer Offers as contemplated herein to any persons or entities other than the Eligible MMDS Subscribers.

         7. CONSUMER OFFERS. During the Term of this Agreement, Nucentrix shall extend the Consumer Offers to Eligible MMDS Subscribers and shall fulfill such Consumer Offers (except for actual delivery of DIRECTV programming) in accordance with the terms thereof.

         8. NUCENTRIX COMPENSATION.

                  8.1 PREPAID CONVERSION COMMISSION. For each Eligible MMDS Subscriber who agrees to become a Converted Subscriber and activates a DIRECTV Programming Package in accordance with this

Agreement, DIRECTV will pay Nucentrix a prepaid conversion commission in the amount of "***" (the "PCC") upon DIRECTV's activation of a valid Order in accordance with this Agreement. The parties agree and acknowledge that no PCC or any other commissions, fees or otherwise shall be payable unless an Order for an Eligible MMDS Subscriber is submitted by Nucentrix. (By way of example, if an Eligible MMDS Subscriber buys a DIRECTV System from another DIRECTV sales agent and becomes a DIRECTV subscriber, no payment whatsoever is payable to Nucentrix for such subscriber).

                  8.2 DIRECTV SYSTEM SUBSIDY. In addition, in connection with each Eligible MMDS Subscriber who accepts the Consumer Offer and becomes a Converted Subscriber, DIRECTV agrees to provide Nucentrix with a DIRECTV System subsidy in the amount equal to (a) the lowest wholesale price/cost of a DIRECTV System (Dual LNB) generally available as reasonably determined by DIRECTV, for a Single-Room Offer; or (b) the lowest wholesale price/cost of a DIRECTV System (Dual LNB) and an additional receiver which are generally available, as reasonably determined by DIRECTV, for a Two-Room Offer, less "***" (collectively, the "DIRECTV System Subsidy").

                  8.3 INSTALLATION INCENTIVE. The following Single Room Installation Incentive and Two Room Installation Incentive are referred to collectively as the "Installation Incentives".

                           (a) DIRECTV will pay Nucentrix an additional
incentive in the amount equal to "***" for each standard professional installation provided and performed for a DIRECTV System unit by Nucentrix to Converted Subscribers who accept the Single-Room Offer in accordance with the terms of this Agreement (the "Single Room Installation Incentive").

                           (b) DIRECTV will pay Nucentrix an additional
incentive in the amount equal to "***" for each standard professional installation provided and performed for a DIRECTV System unit and an additional DIRECTV Receiver unit (which unit is contemporaneously activated with the primary System) by Nucentrix to Converted Subscribers who accept the Two-Room Offer in accordance with the terms of this Agreement (the "Two Room Installation Incentive").

                  8.4 CHARGEBACK. The PCCs, DIRECTV System Subsidies and the Installation Incentives (collectively, the "Programming Commission") are prepaid commission fees for the sale of twelve (12) months of a DIRECTV Programming Package and the payment therefor by a Converted Subscriber during the initial twelve (12)-month period from the date of activation. If a subscriber for whom Nucentrix has received the Programming Commission terminates, cancels or disconnects (whether initiated by subscriber or DIRECTV) his/her DIRECTV Programming Package during the initial twelve (12)-month period, or the subscriber fails to pay DIRECTV for the entire twelve (12)-month period of a DIRECTV Programming Package, DIRECTV shall charge back Nucentrix the base fee of "***", prorated to reflect the portion of the twelve (12)-month period for which such DIRECTV Programming Package was not paid by the Converted Subscriber. By way of example, if a Converted Subscriber disconnects his/her DIRECTV Programming Package after the initial three (3) months, DIRECTV shall have the right to charge Nucentrix back for 9/12 of "***" or "***".

                  8.5 CONTINUING SERVICE FEES. In consideration of Nucentrix's continuing support of promotion and advertising designed to acquire new Converted Subscribers, as well as Nucentrix's continuing service to Converted Subscribers from whom it procures approved activations for which a PCC is payable hereunder, DIRECTV shall pay Nucentrix "***" in connection with a DIRECTV Programming Package ("Continuing Service Fees"). For purposes of this Agreement, no Continuing Serve Fees shall be payable in connection with sports subscriptions, pay-per-view movies and events, taxes, fees assessed against an account (e.g., mirroring fees, late fees, change of service fees, etc.) or any other non-DIRECTV Programming Package fees. Nucentrix acknowledges that Continuing Service Fees are not deferred commissions or otherwise paid for Nucentrix's procurement of Converted Subscribers, but instead are paid for Nucentrix's continuing support of future Converted Subscriber acquisition efforts and Nucentrix's continuing services to Converted Subscribers after the initial order for DIRECTV Programming Package. Accordingly, DIRECTV's obligation to pay Continuing Service Fees shall terminate upon the earliest to occur of any of the following events, as they relate to each applicable Converted Subscriber:

                           (a) the termination of the Converted Subscriber for
any reason; or

                           (b) the disconnection of the Converted Subscriber for
any reason, for any period of thirty (30) days or more; or

                           (c) the termination of this Agreement for Nucentrix's
material breach; or

                           (d) three (3) years after the approved activation of
the Converted Subscriber.

                  8.6 EXCEPTIONS. As used herein, the Programming Commissions and the Continuing Service Fees shall be referred to collectively as "Compensation". Nucentrix acknowledges that Nucentrix's failure to properly follow DIRECTV's order procedures can prevent any such orders from being deemed an approved activation for purposes of earning Compensation, regardless of whether the order is activated by DIRECTV. DIRECTV's determination of whether DIRECTV's order procedures have been properly observed shall be determinative, absent manifest error.

                           (a) Notwithstanding anything to the contrary herein,
DIRECTV shall not be required to pay any Compensation for:

                                    (i) any DIRECTV Programming Package sold to
a non-Eligible MMDS Subscriber;

                                    (ii) any subscription for DIRECTV
Programming Package canceled prior to the commencement of service;

                                    (iii) Orders made by a Subscriber to
Nucentrix prior to the Effective Date of this Agreement;

                                    (iv) Orders for DIRECTV Programming Packages
delivered to DIRECTV after termination of this Agreement.

                           (b) DIRECTV shall not be required to pay any
Compensation on account of payments received by DIRECTV from subscribers after the termination of this Agreement, except as provided in Section 15.1.

                  8.7 PAYMENT TERMS. DIRECTV shall pay the PCC, DIRECTV System Subsidy and the Installation Incentive within 65 days after the end of the DIRECTV Accounting Month in which the applicable Order is accepted as an approved activation by DIRECTV and the Continuing Service Fees within 65 days after the end of the DIRECTV Accounting Month in which DIRECTV receives the applicable payment from a Converted Subscriber.

                  8.8 SHARING COMPENSATION PROHIBITED. Nucentrix shall not rebate or share any Compensation with another sales agent of DIRECTV, or any other party (whether or not an authorized sales agent of DIRECTV). Nucentrix may not combine sales of DIRECTV Programming Packages with another agent. Nucentrix acknowledges that any orders submitted under another agent's account number or through such other agent's electronic interface with DIRECTV shall not be credited to Nucentrix for purposes of calculating Compensation.

                  8.9 SET-OFFS BY DIRECTV. DIRECTV may set-off or recoup any amounts owed to it by Nucentrix, or by its subsidiaries and affiliates, pursuant to this or any other agreement with DIRECTV against any amounts which it owes to Nucentrix. The foregoing does not limit DIRECTV's right to recover any unrecouped balance.

         9. CONFIDENTIAL INFORMATION.

                  9.1 CONFIDENTIAL INFORMATION. Each party recognizes and acknowledges that it may have access to certain trade secrets or other confidential information of the other party including, but not limited to, store lists, financial data, subscriber lists and data, drawings and other technical and commercial information, service and sales methods, advertising, promotion and marketing strategies, programming strategies and prices relating to the development and marketing of their respective products and services and that such information constitutes valuable, special and unique property of the other party. The confidential information of each party including the terms and provisions of this Agreement is hereinafter collectively referred to as the "Confidential Information."

                  9.2 MAINTAINING CONFIDENTIALITY. Each party agrees to maintain the confidentiality of the Confidential Information, and not to sell, give, assign, transfer or otherwise disclose the Confidential Information to any third party other than (a) its employees, attorneys, independent certified public accountants or other advisors who need to know the Confidential Information for purposes related to this Agreement, (b) to the extent necessary to comply with applicable law or the valid order of a court of competent jurisdiction or governmental agency, in which event the disclosing party shall so notify the other party as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information, or in connection with any arbitration proceeding, or (c) to enforce any of its rights pursuant to this Agreement. Each party agrees that any person to whom the Confidential Information is rightfully disclosed hereunder will use the Confidential Information only for purposes related to the performance of this Agreement.

                  9.3 PRESS RELEASE. Neither party shall issue a press release regarding this Agreement or any matters related to the Conversion Program without the prior written consent of the other party, which consent shall not be unreasonably withheld.

         10. INSURANCE. Nucentrix shall maintain in force, during the term hereof, policies of insurance issued by reputable carriers, covering insurable risks and with limits specified by DIRECTV. Such policies shall name DIRECTV as an additional insured and shall provide for thirty (30) days prior written notice to DIRECTV of any material modification, cancellation, or expiration of each policy. Nucentrix shall deliver certificates of insurance to DIRECTV evidencing such uninterrupted coverage on DIRECTV's request.

         11. INTELLECTUAL PROPERTY. DIRECTV shall provide Nucentrix with a logo and trademark usage manual ("Usage Manual") (which may be amended by DIRECTV from time to time in its discretion) that specifies the permitted uses of DIRECTV's service marks, trademarks, and other commercial symbols ("Marks"). Nucentrix may use the Marks only in accordance with the provisions of this Agreement and the Usage Manual. Nucentrix shall not use any logo, trademark, service mark or trade name of any supplier of DIRECTV (including, without limitation, entities providing programming to DIRECTV) for any purpose except as expressly permitted by such supplier. Nucentrix shall not acquire any right to any goodwill, Mark, copyright, or other form of intellectual or commercial property of DIRECTV, except for the limited use rights expressly granted herein.

         12. ASSIGNMENT.

                  12.1 ASSIGNMENT BY DIRECTV. This Agreement may be assigned by DIRECTV to any entity which assumes the obligations of DIRECTV hereunder and acquires the right and ability to perform them.

                  12.2 ASSIGNMENT BY NUCENTRIX. This Agreement is made by DIRECTV in reliance on the financial, business and personal reputation of Nucentrix and its ownership and management. Accordingly, this Agreement may not be assigned or encumbered by Nucentrix without DIRECTV's prior written consent.

         13. TERM.

                  13.1 TERM. The initial term of this Agreement shall commence on the Effective Date hereof and shall continue, unless terminated in accordance herewith, for a period of twelve (12) months after the Effective Date.

                  13.2 RENEWAL. Except as provided below, the term shall automatically renew, upon the same terms and conditions, for an unlimited number of successive renewal terms of one year each. Either party may elect to cancel this Agreement for any reason, effective upon the expiration of the then-current term, by delivering written notice thereof to the other party at least forty-five (45) days prior to such expiration.

         14. TERMINATION. This Agreement shall be terminable upon the following conditions:

                   14.1 REGULATORY CHANGES. DIRECTV may terminate this Agreement immediately upon written notice to Nucentrix if the Federal Communications Commission or any other regulatory agency promulgates any rule or order which
(a) in effect or application substantially impedes DIRECTV from fulfilling its obligations hereunder or providing DBS Service in substantially the same manner as currently provided by DIRECTV, or (b) materially and adversely affects DIRECTV's ability to conduct a DBS Service business in substantially the same manner as currently provided by DIRECTV in its reasonable discretion.

                  14.2 IMMEDIATE TERMINATION. DIRECTV may terminate this Agreement immediately upon written notice to Nucentrix, without opportunity to cure, if Nucentrix (a) breaches the Exclusive Obligations; (b) knowingly misrepresents DIRECTV's DBS Service, its Programming Packages or the Consumer Offers to customers or otherwise misleads them as to their content, rates, or terms; (c) violates any law or knowingly breaches the standards of conduct set forth in Section 3.4; (d) uses or discloses DIRECTV's Confidential Information in violation of Section 9; or (e) commits a material breach hereof which by its terms or nature is not curable.

                  14.3 BREACH BY NUCENTRIX. Except as otherwise provided herein, DIRECTV may terminate this Agreement immediately upon written notice if Nucentrix fails to cure a breach of any material obligation hereunder which is curable, within thirty (30) days after written notice specifying such breach.

                  14.4 BREACH BY DIRECTV. Except as otherwise provided herein, Nucentrix may terminate this Agreement immediately upon written notice if DIRECTV fails to cure a breach of any material obligation hereunder which is curable, within thirty (30) days after written notice specifying such breach.

                  14.5 BANKRUPTCY OR CESSATION OF BUSINESS. Subject to applicable law, this Agreement shall terminate automatically upon Nucentrix's cessation of business, election to dissolve, dissolution, insolvency, failure in business, commission of an act of bankruptcy, general assignment for the benefit of creditors, any levy, attachment or foreclosure, or the enforcement of any of the rights of a secured creditor of Nucentrix or the filing of any petition in bankruptcy or for relief under the provisions of the bankruptcy laws.

         15. RIGHTS AND OBLIGATIONS UPON TERMINATION OR EXPIRATION.

                  15.1 COMPENSATION. DIRECTV shall pay to Nucentrix, after the termination or expiration hereof, (a) any unpaid Compensation which was earned by Nucentrix prior to termination in accordance herewith, (b) Programming Commissions owing for Orders which Nucentrix properly delivered to DIRECTV prior to termination, provided such Orders are accepted as approved activations by DIRECTV, and (c) except as otherwise provided in Section 8.5, Continuing Service Fees for a period of three (3) years after the approved activation of the Converted Subscriber. DIRECTV may in its discretion withhold payment of Programming Commissions, in whole or in part, until they are fully earned as herein provided. WITHOUT LIMITATION, AGENT IS NOT ENTITLED TO ANY COMPENSATION WHATSOEVER FOR ORDERS WHICH ARE NOT DELIVERED TO DIRECTV, AS HEREIN REQUIRED, PRIOR TO THE EFFECTIVE DATE OF TERMINATION, EVEN IF ORDERS DELIVERED AFTER TERMINATION RESULT IN ACTIVE SUBSCRIPTIONS TO DIRECTV'S DBS SERVICE.

                  15.2 OBLIGATIONS OF NUCENTRIX. Except as otherwise permitted by another agreement between the parties hereto, upon termination or expiration of this Agreement for any reason, Nucentrix shall immediately cease using and shall, upon request of DIRECTV, deliver to DIRECTV: (a) any unused DIRECTV sales literature; (b) all originals and copies of completed and uncompleted Order forms and applications; and (c) all forms, directives, policy manuals and other written information and materials supplied to it by DIRECTV pursuant to this Agreement or which contain DIRECTV's Marks. Except as otherwise permitted by another agreement between the parties hereto, on termination, Nucentrix shall immediately discontinue all sales of DIRECTV Programming Packages and all use of DIRECTV's Confidential Information and shall cease to identify itself as an authorized sales agent for DIRECTV's DBS Service or otherwise affiliated in any manner with DIRECTV. Because of the difficulty in establishing the improper use of customer lists and other Confidential Information, Nucentrix agrees that for a period of two (2) years after termination or expiration of this Agreement, it shall not, on behalf of any other provider of multi-channel video programming provider or on its own behalf, solicit any Converted Subscriber who was procured by Nucentrix and is a Converted Subscriber as of such termination or expiration date.

         15.3 WAIVER OF CLAIMS. EACH PARTY WAIVES ANY RIGHT TO DAMAGES IN CONNECTION WITH THE TERMINATION OF THIS AGREEMENT (AS LONG AS SUCH TERMINATION IS IN ACCORDANCE WITH THE TERMS HEREOF), TO WHICH IT MIGHT OTHERWISE BE ENTITLED UNDER ANY APPLICABLE LAW. BY WAY OF EXAMPLE, NUCENTRIX SHALL HAVE NO RIGHT, BASED ON SUCH TERMINATION, TO ANY PAYMENT FROM DIRECTV FOR LOST BUSINESS, FUTURE PROFITS, LOSS OF GOODWILL, REIMBURSEMENT OF EXPENDITURES OR INVESTMENTS MADE OR COMMITMENTS ENTERED INTO, ADVERTISING COSTS, OVERHEAD OR OTHER COSTS INCURRED OR ACQUIRED BASED UPON THE BUSINESS DERIVED OR ANTICIPATED UNDER THIS AGREEMENT, OR FOR ANY OTHER DAMAGES IN CONNECTION WITH THE TERMINATION OF THIS AGREEMENT (AS LONG AS SUCH TERMINATION IS IN ACCORDANCE WITH THE TERMS HEREOF AND SUBJECT TO
SECTION 19 BELOW). NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS
SECTION 15.3 SHALL PRECLUDE NUCENTRIX FROM RECOVERING AMOUNTS DUE AND OWING HEREUNDER FOR CONVERTED SUBSCRIBERS IN THE EVENT OF TERMINATION OF THIS AGREEMENT.

                  15.4 SURVIVAL. The covenants and conditions herein which, by their terms or nature, extend beyond the termination or expiration of this Agreement, shall survive such termination or expiration until fully performed.

         16. FORCE MAJEURE. Neither party shall be liable for any loss, damage, cost, delay, or failure to perform in whole or in part resulting from causes beyond such party's control, including but not limited to, fires, strikes, insurrections, riots, or requirements of any governmental authority.

         17. INDEPENDENT CONTRACTOR RELATIONSHIP. Nucentrix is an independent contractor authorized during the term hereof to solicit orders for DIRECTV Programming Packages as a commissioned sales agent for Eligible MMDS Subscribers. Nucentrix is not a partner, franchisee, or employee of DIRECTV for any purpose whatsoever. The provisions of this Agreement are for the benefit only of the parties hereto, and no third party may seek to enforce, or benefit from, these provisions.

         18. INDEMNIFICATION. Except as provided below, each party shall defend and indemnify the other, its affiliates and their respective employees, officers, and directors from and against any and all third party claims and resulting damages, costs, and other liabilities arising out of the indemnifying party's breach or alleged breach of its obligations under this Agreement, negligence, or other wrongful conduct. Nucentrix shall defend and indemnify DIRECTV from any claims of third parties for compensation or damages arising out of the termination of this Agreement or of Nucentrix's ability to take orders for DIRECTV Programming Packages. DIRECTV shall not be required to indemnify Nucentrix with respect to the content of any programming (including without limitation claims relating to trademark, copyright, music, music performance and other proprietary interests) unless and solely to the extent of any applicable pass-through indemnification provided to DIRECTV by the providers of such programming. NUCENTRIX WAIVES ANY RIGHT TO INDEMNIFICATION ARISING OUT OF THE CONSTRUCTION, USE AND/OR OPERATION OF DIRECTV'S SATELLITE(S) AND RELATED SYSTEMS.

         19. LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF THE OTHER PARTY OR ANY THIRD PARTY, WHETHER FORESEEABLE OR NOT AND WHETHER BASED ON NEGLIGENCE OR OTHERWISE. PROJECTIONS OR FORECASTS BY EITHER PARTY SHALL NOT CONSTITUTE BINDING COMMITMENTS. IN NO EVENT SHALL DIRECTV'S DAMAGES TO NUCENTRIX UNDER THIS AGREEMENT EXCEED THE AMOUNTS PAID OR DUE TO NUCENTRIX FOR THE SALE OF DIRECTV PROGRAMMING PACKAGES DURING THE PREVIOUS TWELVE (12)-MONTH PERIOD. THE COMPENSATION PROVIDED TO NUCENTRIX HEREUNDER REFLECTS THIS ALLOCATION OF RISK.

         20. MISCELLANEOUS.

                  20.1 LAWS. This Agreement has been entered into in the State of California and all issues with respect to the construction of this Agreement and the rights and liabilities of the parties shall be governed by the laws of the State of California, without regard to its conflicts of law rules.

                  20.2 INTEGRATION. This Agreement replaces any prior agreement, understanding and commitment between the parties regarding Nucentrix's appointment and performance as a commissioned sales agent for DIRECTV in connection with the Conversion Program as described herein. Nucentrix is not relying on any oral or written statements or representations made by any DIRECTV employee or representative regarding such matters other than those expressly set forth herein.

                  20.3 COMPLIANCE. Both parties shall comply with all applicable laws, rules and regulations of all governmental authorities.

                  20.4 EXPENSES. Except as otherwise expressly set forth herein, both parties shall pay all of their respective costs and expenses under this Agreement and shall be solely responsible for the acts and expenses of their respective agents and employees.

                  20.5 AMENDMENTS. Any modification of this Agreement must be in writing and signed by both parties, except as otherwise expressly provided herein. Nucentrix acknowledges that the Policies promulgated by DIRECTV, in accordance with Section 3.3, as well as the modifications to order procedures set forth in EXHIBIT B, do not constitute modifications requiring Nucentrix's written consent.

                  20.6 AUTHORIZATION; CAPACITY. Each party represents that the execution, delivery and performance of this Agreement have been duly authorized, that it has the full right, power, and authority to execute, deliver and perform this Agreement, and that such execution, delivery and performance do not and will not conflict with any agreement, instrument, order, judgment or decree to which such party is a party or by which it is bound.

                  20.7 NO IMPLIED WAIVERS. The failure of either party to require the performance by the other of any provision of this Agreement shall not affect in any way the right to require such performance at any later time nor shall the waiver by either party of a breach of any provision hereof be deemed a waiver of such provision.

                  20.8 NOTICES. Any notice or other written communication required or permitted to be given by this Agreement shall be deemed given when personally delivered or delivered by Federal Express or telecopied, or three (3) business days after it has been sent by United States first-class, certified or registered mail, postage prepaid, properly addressed to the addresses set forth below the signatures herein. Nucentrix shall provide a minimum of thirty (30) days advance written notice to DIRECTV in the event of any address or telephone change.

                  20.9 INVALID OR UNENFORCEABLE PROVISIONS. If any provision of this Agreement is determined to be invalid or unenforceable, the provision shall be deemed severed from the remainder, which shall remain enforceable. If any provision of this Agreement does not comply with any law, ordinance or regulation of any governmental or quasi-governmental authority, now existing or hereinafter enacted, such provision shall to the extent possible be interpreted in such a manner so as to comply with such law, ordinance or regulation, or if such interpretation is not possible, it shall be deemed amended, to satisfy the minimum requirements thereof.

                  20.10 GOVERNMENTAL APPROVALS. This Agreement shall be subject to all necessary approvals of local, state and federal regulatory agencies.

                  20.11 TAXES. Any taxes asserted against Nucentrix or DIRECTV by any governmental authority as a result of this Agreement shall be the responsibility of the parties as follows: (a) Nucentrix shall be responsible for any taxes or levies arising out of its performance hereunder, with the exception of any sales tax as to which DIRECTV has provided to Nucentrix the appropriate rate and Nucentrix has forwarded such amount to DIRECTV; and (b) each party shall be responsible for any taxes related to its income derived hereunder.

                  20.12 ARBITRATION.

                           (a) Any dispute or claim arising out of the
interpretation, performance, or breach of this Agreement, including without limitation claims alleging fraud in the inducement, shall be resolved only by binding arbitration, at the request of either party, in accordance with the rules of the American Arbitration Association, modified as herein provided. The arbitrators shall be, to the fullest extent available, either retired judges or selected from a panel of persons trained and expert in the subject area of the asserted claims. If the claim seeks damages of less than $250,000, it shall be decided by one arbitrator. In all other cases, each party shall select one arbitrator, who shall jointly select the third arbitrator. If for any reason a third arbitrator is not selected within one month after the claim is first made, the third arbitrator shall be selected in accordance with the rules of the American Arbitration Association. The arbitrators shall apply California substantive law to the proceeding, except to the extent Federal substantive law would apply to any claim. The arbitration shall be conducted in Los Angeles, California. An award may be entered against a party who fails to appear at a duly noticed hearing. The arbitrators shall prepare in writing and provide to the parties an award including factual findings and the reasons on which their decision is based. The arbitrators shall not have the power to commit errors of law or legal reasoning, and the award may be vacated or corrected on appeal to a court of competent jurisdiction for any such error. The decision of the arbitrators may be entered and enforced as a final judgment in any court of competent jurisdiction. The parties shall share equally the arbitrator's fees and other costs of the arbitration.

                           (b) Notwithstanding the foregoing, the following
shall not be subject to arbitration and may be adjudicated only by the Los Angeles County, California Superior Court or the U.S. District Court for the Central District of California:

                                    (1) any dispute, controversy, or claim
relating to or contesting the validity of DIRECTV's right to offer DBS Service to the public or any of DIRECTV's Confidential Information or Marks; and

                                    (2) the request by either party for
preliminary or permanent injunctive relief, whether prohibitive or mandatory, or provisional relief such as writs of attachments or possession.

                           (c) This Section and any arbitration conducted
hereunder shall be governed by the United States Arbitration Act (9 U.S.C.
Section 1, et seq.). The parties acknowledge that the transactions contemplated by this Agreement involve commerce, as defined in said Act. This Section 20.12 shall survive the termination or expiration of this Agreement.

                  20.13 ATTORNEYS' FEES. In the event of any litigation or arbitration between the parties with respect to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs of litigation, as the court or tribunal may determine.

                  20.14 BENEFITS. Subject to the restrictions against assignment herein provided, this Agreement shall bind and inure to the benefit of the successors and permitted assigns of each of the parties hereto.

                  20.15 LOCAL CHANNEL DELIVERY. As long as Nucentrix retransmits at least four (4) local off-air channels to single-family residential MMDS video subscribers through its MMDS network in a market in the Territory in which DIRECTV does not deliver such channels to its subscribers, Nucentrix shall retransmit the same channels to Converted Subscribers at no charge to the Converted Subscriber. Nothing in this Section 20.15 shall require Nucentrix to install, operate or maintain the reception equipment necessary for Converted Subscribers, in a particular market, to receive such channels, except to the extent that Nucentrix provides such services to single-family residential MMDS subscribers in such market generally or Nucentrix is obligated to do so under applicable laws or agreement with the Converted Subscriber.

                  20.16 [EXISTING SALES AGENCY AGREEMENT. Nothing contained herein shall modify or impair either party's rights or obligations under that Sales Agency Agreement between DIRECTV and Nucentrix dated February 7, 2001, which shall remain in full force and effect in accordance with its terms.]

DIRECTV, INC.

DIRECTV Approval Stamp: /s/ JAMES ARNOLD        Date: March 10, 2002
                       ---------------------          --------------------------
                           James Arnold
                          Vice President
                            Group Sales

Address:          DIRECTV, Inc.
                  2230 East Imperial Highway
                  El Segundo, California 90245

Telecopy No.:     (310) 535-5499

Nucentrix Broadband Networks, Inc. f/k/a Heartland Wireless Communications,
Inc.,


By: /s/ CARROLL D. McHENRY
   ------------------------------------
         (signature)
Name:  Carroll D. McHenry
     ----------------------------------

Title: President & CEO
      ---------------------------------


Location Address:
   4120 International Parkway
---------------------------------------
   Suite 2000
---------------------------------------
   Carrollton, Texas 75007
---------------------------------------
City, State, Zipcode


Mailing Address:

---------------------------------------

---------------------------------------

---------------------------------------
City, State, Zipcode

Telecopy No.:  972.662.3800
              -------------------------

Telephone No.: 972.662.4000
              -------------------------

Federal I.D. or Social Security Number: 73-1435149
                                       --------------------


CHECK ONE:

         [ ]      Sole Proprietor
         [ ]      Partnership
         [X]      Corporation


NOTE: PLEASE ATTACH W-9



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